================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                         COMMISSION FILE NUMBER: 0-12185

                          ALASKA APOLLO RESOURCES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             PROVINCE OF BRITISH COLUMBIA                 NOT APPLICABLE
            (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
            INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)

           131 PROSPEROUS PLACE, SUITE 17-A               40509-1844
                  LEXINGTON, KENTUCKY                     (ZIP CODE)
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 NOT APPLICABLE
                              (FULL TITLE OF PLAN)

          WILLIAM S. DAUGHERTY, 131 PROSPEROUS PLACE, SUITE 17-A, LEXINGTON, KENTUCKY 40509-1844
                                 (NAME AND ADDRESS OF AGENT FOR SERVICE)

   TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (606) 263-3948

          AN INDETERMINATE AMOUNT OF PLAN INTERESTS ARE COVERED BY THIS
                 REGISTRATION STATEMENT PURSUANT TO RULE 416 (c)

                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED                  PROPOSED             AMOUNT OF
     TITLE OF EACH CLASS OF       AMOUNT OF SHARES      OFFERING PRICE PER        AGGREGATE OFFERING     REGISTRATION
           SECURITIES             TO BE REGISTERED           SHARE                      PRICE               FEE (1)
        TO BE REGISTERED
----------------------------------------------------------------------------------------------------------------------
COMMON STOCK, WITHOUT PAR              61,479                $0.375               $23,055.00             $6.81
VALUE PER SHARE................

----------------------------------------------------------------------------------------------------------------------

COMMON STOCK, WITHOUT PAR              350,000               $0.50                $175,000.00            $51.63
VALUE PER SHARE................

----------------------------------------------------------------------------------------------------------------------

TOTAL..........................        411,479           $0.375 - $0.50           $198,055.00            $58.44

----------------------------------------------------------------------------------------------------------------------

(1) The registration fee applies to all of the shares of the Common Stock to be issued as a result of this Registration
Statement.

================================================================================

                          ALASKA APOLLO RESOURCES INC.
                DOCUMENTS CONSTITUTING A SECTION 10(a) PROSPECTUS
                  PURSUANT TO A FORM S-8 REGISTRATION STATEMENT
                             FILED JANUARY 30, 1998

             THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                   SECURITIES THAT HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933

         In connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Alaska Apollo Resources Inc. (the "Company") with the Securities and Exchange Commission on January 30, 1998, the following shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933:

         1.       GENERAL PLAN INFORMATION.
                  -------------------------

         (a) The Letter Agreements (the "Agreements") between the Company and Forte Communications, Inc., Greattinger & Crowley, and Hunter Equities, Inc., (the "Participants") with respect to the payment of fees, shares of the Company's common stock, without par value per share (the "Securities"), and the price per share at which the Securities are to be issued to the Participants in payment of their fees are more fully described in Exhibits "A-1, A-2 and A-3" attached hereto and incorporated herein by reference for all purposes:

                          Name                      Fees              Price per           Number of
                          ----                      ----              ---------           ---------
                                                                        Share               Shares
                                                                        -----               ------
            Forte Communications, Inc.               $50,000.00         $0.50              100,000
            Greattinger & Crowley, PSC               $23,055.00        $0.375               61,479
            Hunter Equities, Inc.                   $125,000.00         $0.50              250,000
                                                    -----------         -----              -------
            TOTAL                                   $198,055.00     $0.375 - $0.50         411,479

                  (b) The Agreements constitutes an employee benefit plan as described in Rule 405 promulgated under the Securities Act of 1933 (the "Plan"). The Securities will be offered pursuant to the Plan.

                  (c) The general nature and purpose of the Plan is allow for the payment of fees due and owing by the Company to the Participants in the form of the Company's registered Securities. The Plan will terminate as soon after filing of the Registration Statement, as the Securities called for in the Plan have been issued to the Participants, which date will not exceed March 31, 1998. It is not contemplated that the Plan will be subject to modification or extension.

                  (d) The Plan does not have any administrators. However, the Participants may contact the Company at the address or telephone number described in Paragraph 11 below to obtain additional information about the Plan.

                  (e) The Plan is not subject to the Employee Retirement Income Security Act of 1974. The Participants are consultants who have provided bona fide services to the Company, none of such services being in connection with the offer or sale of Securities of the Company in a capital-raising transaction.

         2. SECURITIES TO BE OFFERED. The Securities to be offered pursuant to the Plan are shares of the Company's common stock, without par value per share. The common stock of the Company has been registered under Section 12 of the Securities Exchange Act of 1934.

         3. EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN. Only the Participants described above may participate in the Plan.

         4. PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES OFFERED.

            (a) The Participants may participate in the Plan only for so long as it takes to file the Registration Statement and issue the Securities to the Participants as called for herein. Thereafter, the Participants shall not have any further interest in the Plan. The only Securities to be purchased by the Participants are described herein or in the Agreements between the Company and the Participants. The purchase price per share of the Company's Securities for the Participants is as set forth above.

            (b) Payment for the Securities to be purchased by the Participants pursuant to the Plan will be the extinguishment of any further liability by the Company to any said Participant with respect to the obligations described herein.

            (c) There will be no reports delivered to the Participants as to the amounts and status of its account.

            (d) The Securities will be issued to the Participants, who may sell the Securities in the open market. The Company will receive no fees or other compensation for the Securities other than the extinguishment of the debt to the Participants as described herein.

         5. RESALE RESTRICTIONS. There will be no restrictions on the resale of the Securities by the Participants.

         6. TAX EFFECTS OF PLAN PARTICIPATION. The receipt of the Securities by the Participants will be the receipt of ordinary income since the Securities will have been received by the Participants in exchange for services. Consequently, the Participants will be taxed currently for the value of the Securities pursuant to Section 61 of the Internal Revenue Code of 1986, as amended.

         7. INVESTMENT OF FUNDS. There is no provision under the Plan whereby the Participants may direct the investment of all or any part of the assets under the Plan.

         8. WITHDRAWAL FROM THE PLAN; ASSIGNMENT OF INTEREST. The Participants are not able to withdraw from, terminate, or assign their interests in the Plan.

         9. FORFEITURES AND PENALTIES. There is no event which could, under the Plan, result in a forfeiture by, or a penalty to, the Participants.

         10. CHARGES AND DEDUCTIONS, AND LIENS THEREFOR. There are no charges and deductions that may be made against the Participants, the Securities, or assets of the Plan, or the creation of any lien on any funds, securities, or other property held under the Plan.

         11. INFORMATION CONTAINED IN THE REGISTRATION STATEMENT. The Company shall furnish to the Participants, without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of the Registration Statement, all of such documents being incorporated by reference in this Section 10(a) Prospectus. The Company shall also furnish to the Participants, without charge, upon written or oral request, any other documents required to be delivered to employees of the Company pursuant to Rule 428(b) promulgated under the Securities Act of 1933. Any such request should be directed to the Company at 131 Prosperous Place, Suite 17-A, Lexington, Kentucky 40509, telephone (606) 263-3948, and telecopier (606) 263-4228.

         12. INFORMATION CURRENTLY FURNISHED. The Participants have been furnished with copies of the Company's Form 10-K for the fiscal year ended December 31, 1996 and .Form 10-Q for the quarterly period ending September 30, 1997.

         13. INFORMATION TO BE FURNISHED IN THE FUTURE. The Company shall deliver to the Participants copies of all reports, proxy statements and other communications distributed to its security-holders generally, and such material shall be sent or delivered no later than the time that it is sent to security-holders of the Company.


Attachments:

Exhibits "A-1,  A-2 and  A-3"  -The Agreements

FORTE                                                   50 BROADWAY, SUITE 2300
COMMUNICATIONS, INC.                                    NEW YORK, NY  10004
--------------------                                    TELEPHONE: 212-785-6300
A FULL SERVICE MEDIA COMPANY                            FACSIMILE:  212-785-6205





January 15, 1998

Facsimile:  606-263-4228



William S. Daugherty
Chairman, President & COO
Alaska Apollo Resources, Inc.
131 Prosperous Place, Suite 17
Lexington, KY  40509-1844

RE:      Letter of Understanding
         -----------------------

Dear Mr. Daugherty:

As discussed, I am submitting the following proposal for Public Relations to be performed by Forte Communications, Inc., on behalf of Alaska Apollo
Resources, Inc., (the "Company") effective January 15, 1998.

The parties agree that Forte Communications, Inc. shall act as a consultant to the Company.

1. Forte Communications, Inc. will consult with the Company as its public relations advisor. Both Charles McLaughlin and Patricia Meding will act as consultants for the Company on all public relations matters.

2. The parties agree that the consulting arrangement shall extend for a period of approximately one (1) year from January 15, 1998, and that it is automatically renewable for an additional year upon the mutual consent of both parties. Neither party shall have the right or option to terminate this agreement without mutual consent during a period of activity.

3.       The consulting activities shall continue upon signing.

                                 "EXHIBIT "A-1"

4. The Company agrees to issue 100,000 shares of the common stock of Alaska Apollo Resources, Inc., valued at the current market price of fifty cents per share ($.50) for an aggregate value of fifty thousand dollars and no cents ($50,000) to pay the ongoing costs of the Public Relations program and reimburse out-of-pocket expenses including but not limited to telephone, facsimile, secretarial and other services provided on behalf of the Company. The Company agrees to pay upon presentation of documentation any approved out-of-pocket expense provided Forte Communications, Inc. seeks and secures approval of a budget figure prior to the expenditure.

5. As requested by the Company, Forte Communications, Inc. will use its best efforts to:

         o        arrange radio exposure;
         o        arrange Due Diligence meetings;
         o        organize institutional investor meetings;
         o originate and disseminate information about the company including press releases;
         o arrange for articles to appear in periodicals, tabloids, newsletters and other media, as appropriate;
         o arrange for direct mail, broadcast, electronic, on-line and other media services as desired by The Company to keep shareholders, investors and the brokerage community informed of the Company's activities.

6. The Company agrees that any controversy or claim arising from this Letter of Understanding will be settled under the laws of New York State.

As discussed, Forte's monthly fee will begin effective January 15. Out-of-pocket expenses incurred in the normal course of performing our services will be reimbursed upon presentation of receipts and, as stated above, for any additional out-of-pocket expenses anticipated we will seek prior approval from you.

If this Letter of Understanding properly outlines our agreement, please indicate your acceptance by signing in the space provided below and returning it to me via facsimile with the original being sent to me via first class mail at Forte Communications, Inc., 50 Broadway, Suite 2300, New York, NY 10004.

Alaska Apollo Resources, Inc.                        Forte Communications, Inc.

  /s/  William S. Daugherty                          /s/  Charles W. Mclaughlin
  -------------------------                          --------------------------
William S. Daugherty                                 Charles W. McLaughlin
Chairman, President & COO                            President

Dated:  January 15, 1998                             Dated:  January 15, 1998

                           GREATTINGER & CROWLEY, PSC
                             222 CUMBERLAND CROSSING
                              MONTICELLO, KY 42633

                                          January 15, 1998

Mr. William S. Daugherty
Alaska Apollo Resources, Inc.
131 Prosperous Place, Suite 17-A
Lexington, Kentucky 40509

                                          RE:  S-8 Stock Agreement

Dear Mr. Daugherty:

         At the present time, Alaska Apollo Resources, Inc., and its subsidiary, Daugherty Petroleum, Inc., owes Greattinger & Crowley, PSC, $23,054.77 for auditing and accounting services, including travel and out-of-pocket expense rendered and incurred through December 31, 1997. In payment thereof, Greattinger & Crowley agrees to accept freely trading stock in Alaska Apollo Resources, Inc., worth $23,054.77. Alaska Apollo Resources, Inc., will cause to be prepared and will file the required Form S-8 to accomplish the issuance of the stock worth $23,054.77. Said stock will be issued to Greattinger & Crowley as soon as possible after the filing of the Form S-8. In that regard, the stock to be issued to Greattinger & Crowley will be valued at 3/8 or $0.375 per share.

         If the foregoing meets with your approval, please sign and date a copy of this letter, and return same to me. I understand that the agreement contained herein is subject to ratification by the Board of Directors of Alaska Apollo Resources, Inc. Please notify me when such ratification has been obtained.

                                          Very truly yours,

                                          Greattinger & Crowley, PSC

                                          By:/s/ Daryl J. Greattinger
                                             ------------------------
                                             Daryl J. Greattinger, President

The foregoing is accepted and agreed to
this the 15th day of January, 1998.

ALASKA APOLLO RESOURCES, INC.

By:/s/William S. Daugherty
   -----------------------
      William S. Daugherty
      President


                                  EXHIBIT "A-2"

HUNTER EQUITIES, INC.
---------------------
2333 ELDGER DRIVE                                              TEL. 972-491-2618
PLANO, TX  75025                                               FAX  972-491-2619


                                 January 9, 1998


Mr. William S. Daugherty, President
Daugherty Petroleum, Inc.
131 Prosperous Place, Suite 17
Lexington, KY  40509

         RE:      Client Service and Consulting Agreement
                  with Daugherty Petroleum, Inc.

Dear Bill:

         Formalizing our earlier discussions, this is to acknowledge and confirm the terms of our Consulting Agreement as follows:

         1. APPOINTMENT OF HUNTER EQUITIES, INC. Daugherty Petroleum, Inc., (the "Company") hereby engages Hunter Equities, Inc. ("Hunter"), and Hunter hereby agrees to render services to the Company as a financial public relations advisor and acquisition consultant.

         2. DUTIES OF HUNTER.

                  (a) Hunter shall act, generally, as financial public relations counsel, essentially acting (i) as liaison between the Company and its stockholders; (ii) as advisor to the Company with respect to existing and potential market makers, broker-dealers, underwriters and investors as well as being the liaison between the Company and such person; and
         (iii) as advisor to the Company with respect to communications and information (e.g., interviews, press releases, stockholder reports, etc.) as well as planning, designing, developing, organizing, writing and distributing such communications and information.

                  (b) Hunter shall also assist in establishing and advising the Company with respect to: stockholder meetings; interviews of Company officers by the financial media; and interviews of Company officers by analysts, market makers, broker-dealer and other members of the financial community.

                  (c) Hunter shall seek to make the Company, its management, its products and services, and its financial situation and prospects, known to the financial press and publication, broker-dealers, mutual funds, institutional investors, market makers, analysts, investment advisors and other members of the financial community as well as the financial media and the public generally.


                                 EXHIBIT "A-3"

Mr. William S. Daugherty, President
January 9, 1998
page 2


                  (d) By way of specific services, Hunter will:

                           (i) Review and analyze all aspects of the Company's
                  goals and make recommendations on feasibility and achievement of desired goals;

                           (ii) Review all of the general information and recent
                  filings from the Company and oversee production of a corporate profile in brokerage style format to be approved by the Company prior to circulation;

                           (iii) Coordinate the necessary due diligence and
                  obtain the required approvals necessary for those firms to participate. Hunter will also interview and make determinations on any firms or brokers referred to him by the Company with regard to their participation;

                           (iv) Aggressively seek acquisitions for the purpose
                  of improving the financial position and operating results of the Company; and

                           (v) Assist the Company in the introduction and
                  negotiations pertaining to any capital, debt, equity or potential joint venture partners the Company may require. Such arrangement will be under separate agreement and for separate compensation.

         3. DUTIES OF THE COMPANY.

                  (a) The Company shall supply Hunter, on a regular and timely basis, with all approved data and information about the Company, its management, its products and its operations, and the Company shall be responsible for advising Hunter of any facts which would affect the accuracy of any prior data and information previously supplied to Hunter so that Hunter may take corrective action.

                  (b) The Company shall promptly notify Hunter with: full and complete copies of all filings with all federal and state securities agencies; full and complete copies of all stockholder reports and communications, whether or not prepared with Hunter's assistance; all data and information supplied to any analyst, broker-dealer, market maker or other member of the financial community; and all product/services brochures, sales materials, etc.

                  (c) The Company shall promptly notify Hunter of the filing of any registration statement for the sale of securities and of any other event which imposes any restrictions on publicity.

                  (d) The Company shall contemporaneously notify Hunter if any information or data being supplied to Hunter has not been generally released or promulgated.

Mr. William S. Daugherty, President
January 9, 1998
Page 3

         4. TERM. The term of this Consulting Agreement shall be for a 12-month period commencing on the date hereof, and Hunter agrees for a period of at lease three (3) months from the date hereof to commit a predominate amount of his time to the affairs of the Company as contemplated hereby.

         5. COMPENSATION. As compensation for his services hereunder, Hunter shall be issued up to 250,000 shares of Common Stock (the "Shares") of the Company. These Shares shall be issued to Hunter subject to the discretion of the Company.

         6. EXPENSES. Hunter shall be entitled to reimbursement by the Company of such reasonable out-of-pocket expenses exceeding $500.00. Such expenses shall be preapproved by the Company.

         7. CONFIDENTIALITY. Hunter will not disclose to any other person, firm or corporation, nor use for his own benefit, during or after the term of this Consulting Agreement, any trade secrets or other information designated as confidential by the Company which is acquired by Hunter in the course of his performing services hereunder. (A trade secret is information not generally known to the trade which gives the Company an advantage over its competitors. Trade secrets can include, by way of example, products or services under development, production methods and processes, sources of supply, customer lists, marketing plans and information concerning the filing or pendency of patent applications.) Any financial advice rendered by Hunter pursuant to this Consulting Agreement may not be disclosed publicly in any manner without the prior written approval of the Company.

         8. INDEMNIFICATION. The Company agrees to indemnify and hold Hunter harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees (collectively the "Liabilities") joint and several, arising out of the performance of this Agreement, whether or not Hunter is a party to such dispute. This indemnity shall not apply, however, and Hunter shall indemnify and hold the Company, its affiliates, control persons, officers, employees and agents harmless from and against all Liabilities (i) arising in connection with any action, claim or judgment made or assessed against Hunter, or any affiliate, employee or agent of Hunter, by any state or federal securities commission or authority (including, without limitation, the Securities and Exchange Commission and the National Association of Securities Dealers) with respect to the issuance or exercise of the Options or the issuance, transfer or registration of the Shares, or (ii) where a court of competent jurisdiction has made a final determination that Hunter engaged in gross recklessness and willful misconduct in the performance of his services hereunder which gave rise to the losses, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determination, the indemnification and reimbursement provision of this Consulting Agreement shall apply, and the Company shall perform its obligations hereunder to reimburse Hunter for its expenses.) The provisions of this paragraph 9 shall survive the termination and expiration of this Consulting Agreement.

Mr. William S. Daugherty, President
January 9, 1998
Page 4

         9. INDEPENDENT CONTRACTOR. Hunter and the Company hereby acknowledge that Hunter is an independent contractor. Hunter shall not hold himself out as, nor shall he take any action from which others might infer, that he is an agent of or a joint venturer of the Company.

         10. APPROVAL OF INFORMATION. Hunter will not print or mail any material on behalf of the Company without written approval by the designated representative of the Company.

         11. MISCELLANEOUS. This Consulting Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communication, understandings and agreements between the parties. This Consulting Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties. This Consulting Agreement shall be governed by the laws of the State of Texas, and any action or proceeding in respect to this Consulting Agreement shall be initiated in Dallas County, Texas, which shall have exclusive jurisdiction in connection with any such action or proceeding. In the event of any dispute as to the terms of this Consulting Agreement, the prevailing party in any litigation shall be entitled to reasonable attorneys' fees.

         Please confirm that the foregoing correctly sets forth our understanding by signing the enclosed copy of this letter where provided and returning it to us at your earliest convenience.

                                    Very truly yours,

                                    HUNTER EQUITIES, INC.

                                    By: /s/ Howard C. Jenkins
                                       ----------------------
                                        Howard C. Jenkins
                                        President

Accepted and Agreed to as of the 12TH day of January, 1998.


DAUGHERTY PETROLEUM, INC.

By:  /s/ William S. Daugherty
    --------------------------
     William S. Daugherty
     President

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

         (a) The Registrant's latest annual report.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's latest annual report.

         (c) The description of the class of securities to be registered by this Registration Statement, which are registered under Section 12 of the Securities Act of 1934, and which were more fully described in (i) the Memorandum and Articles for Catalina Energy & Resources Ltd., a British Columbia corporation, dated January 31, 1979, (ii) the Certificate for Catalina Energy & Resources Ltd., a British Columbia corporation, dated November 27, 1981, changing the name of Catalina Energy & Resources Ltd. to Alaska Apollo Gold Mines Ltd., and further changing the authorized capital of the Registrant from 5,000,000 shares of common stock, without par value per share, to 20,000,000 shares of common stock, without par value per share, (iii) the Certificate of Change of Name for Alaska Apollo Gold Mines Ltd., a British Columbia corporation, dated October 14, 1992, changing the name of Alaska Apollo Gold Mines Ltd. to Alaska Apollo Resources Inc., and further changing the authorized capital of the Registrant from 20,000,000 shares of common stock, without par value per share, to 6,000,000 shares of common stock, without par value per share, and (iv) the Altered Memorandum of Alaska Apollo Resources Inc., a British Columbia corporation, dated September 9, 1993, changing the authorized capital of the Registrant from 6,000,000 shares of common stock, without par value per share, to 20,000,000 shares of common stock, without par value per share, is as follows:

         20,000,000 shares of common stock, without par value per share.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The directors and officers of the Registrant shall be indemnified by the Registrant against all costs, losses, expenses and liabilities incurred by any such director or officer in the course of the Registrant's business according to the Registrant's Articles of Association. In addition, all directors and officers are covered by a director's indemnification agreement.

         The foregoing discussion of the Registrant's Articles of Association is not intended to be exhaustive and is qualified in its entirety by such document.

ITEM 8. EXHIBITS. The exhibits listed in the following index are filed as part of this Registration Statement. The exhibits indicated by an asterisk (*) are incorporated by reference.

         EXHIBIT
         NUMBER              DESCRIPTION OF EXHIBIT
         ------              ----------------------

          3(i)(a)* Memorandum and Articles for Catalina Energy & Resources Ltd., a British Columbia corporation, dated January 31, 1979, filed as an exhibit to Form 10 Registration Statement filed May 25, 1984. File No. 0-12185.

          3(i)(b)* Certificate for Catalina Energy & Resources Ltd., a British Columbia corporation, dated November 27, 1981, changing the name of Catalina Energy & Resources Ltd. to Alaska Apollo Gold Mines Ltd., and further changing the authorized capital of the Registrant from 5,000,000 shares of common stock, without par value per share, to 20,000,000 shares of common stock, without par value per share, filed as an exhibit to Form 10 Registration Statement filed May 25, 1984. File No. 0-12185.

          3(i)(c)* Certificate of Change of Name for Alaska Apollo Gold Mines Ltd., a British Columbia corporation, dated October 14, 1992, changing the name of Alaska Apollo Gold Mines Ltd. to Alaska Apollo Resources Inc., and further changing the authorized capital of the Registrant from 20,000,000 shares of common stock, without par value per share, to 6,000,000 shares of common stock, without par value per share. Exhibit 3(i)(c) to Form 10-K/A for the Registrant for the fiscal year ended December 31, 1993. File No. 0-12185.

          3(i)(d)* Altered Memorandum of Alaska Apollo Resources Inc., a British Columbia corporation, dated September 9, 1993, changing the authorized capital of the Registrant from 6,000,000 shares of common stock, without par value per share, to 20,000,000 shares of common stock, without par value per share. Exhibit 3(i)(d) to Form 10-K/A for the Registrant for the fiscal year ended December 31, 1993. File No. 0-12185.

             4*         See Exhibits No. 3(i)(a), (b), (c), and (d).

              5         Opinion of Stephen P. Carson, Esq.

ITEM 9. UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) To file a post-effective amendment to this Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

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

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Kentucky, on January 30, 1998.

                                        ALASKA APOLLO RESOURCES INC.


                                        By  /s/ William S. Daugherty
                                            ------------------------
                                               William S. Daugherty, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                             TITLE                  DATE
   ---------                             -----                  ----

/s/ William S. Daugherty         Chairman of the Board and     January 30, 1998
-------------------------                 President
   William S. Daugherty


/s/ Charles L. Cotterell                  Director             January 30, 1998
-------------------------
   Charles L. Cotterell


/s/ James K. Klyman                       Director             January 30, 1998
-------------------------
James K. Klyman


/s/ D. Michael Wallen                Vice President and        January 30, 1998
-------------------------                 Secretary
    D. Michael Wallen

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